                THIS SUBLEASE made the 28th day of October, 1998

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N:

                                    EGON ZEHNDER INTERNATIONAL INC.

                                    (hereinafter called the "Sublandlord")

                                                               OF THE FIRST PART

                                    - and -

                                    IDS INTELLIGENT DETECTION SYSTEMS INC.

                                    (hereinafter called the "Subtenant")

                                                              OF THE-SECOND PART

WHEREAS:

A. By Lease dated July 31, 1989 (the "Initial Head Lease") Olympia & York Developments limited did demise and lease unto J. Robert Swidler Inc. certain premises consisting of 1,383 square feet on the 70th floor as Premises A and 3,361 square feet on the 70th floor as Premises B (collectively, the "Initial Premises") in the building known as 1 First Canadian Place, in the City of Toronto, Municipality of Metropolitan Toronto as therein described;

B. By Articles of Amendment dated October 17, 1989 J. Robert Swidler Inc. changed it name to Carter-Fraser Enterprises Inc.;

C. Carter-Fraser Enterprises Inc. assigned the Initial Head Lease to Egon Zehnder International Inc. effective October 17, 1989;

D. By Agreement dated as of May 1, 1990 (the "First Amendment") the Initial Lease was amended;

E. By Final Order of Foreclosure registered against the title to the Building on December 15, 1995 as Instrument No. C982432, First Place Tower Inc. (the "Head Landlord") succeeded to the interest of Olympia & York Developments Limited in and to the Building and the Initial Head Lease;

F. By Agreement made August 19, 1996 (the "Second Amendment") the Initial Head Lease was amended to include additional premises consisting of 1,287 square feet on the 70th floor (the "Additional Premises");

G. Pursuant to the Initial Head Lease, the First Amendment and the Second Amendment (collectively, the "Head Lease") the Sublandlord leases the Initial Premises and the Addition Premises (collectively, the "Premises") being approximately 6,031 square feet;

H. Pursuant to a sublease (the "Connor  Sublease")  dated September 29, 1997 the
Sublandlord   subleased  the  Premises  to  Connor  Capital   Management   Corp.
("Connor");

I. Subject to certain conditions, the Sublandlord and Connor have agreed to surrender the Connor Sublease;

J. The Sublandlord and the Subtenant have agreed to enter into this Sublease of the Premises for a term at a rental and on such terms as are hereinafter set forth;

K. The Head Landlord is being requested to give its consent in writing to this Sublease subject to the terms and provisions of the Head Lease; and

L. Capitalized terms contained herein and not otherwise defined herein have the respective meanings ascribed thereto in the Head Lease.

         WITNESSETH that in consideration of the rents, covenants and agreements herein contained, the Sublandlord and Subtenant agree as follows:

1.       DEMISE AND TERM

1.01 The Sublandlord hereby subleases the Premises to the Subtenant TO HAVE AND TO HOLD the Premises for a term (the "Sublease Term") of approximately sixteen months less one (1) day, commencing on October 26, 1998 (the "Commencement Date") and expiring on the January 30, 2000 (the "Termination Date").

1.02     The Subtenant is subleasing the Premises in an "as is" condition.

2.       RENT

2.01 The Subtenant shall pay during the Sublease Term an annual basic rental for the Premises of $90,465.00, payable in equal monthly instalments in advance of $7,538.75 on the first day of each and every month. Such basis rent is based on an annual rate of $15.00 per square foot of Rentable Area of the Premises per annum (the "Basic Rent").

2.02 The foregoing Basic Rent is based on the Rentable Area of the Premises being 6,031 square feet. If the Premises are determined to be other than 6,031 square feet of Rentable Area (measured in accordance with the terms of the Head Lease), the Basic Rent and the Additional Rent payable pursuant to this Sublease shall be adjusted accordingly.

2.03 The Sublandlord acknowledges receipt by CB Commercial Real Estate Group Canada Inc. of the sum of Forty-Four Thousand Dollars ($44,000.00) as a deposit which shall, if the Subtenant

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                                      -3-

is not in default, be applied to the Basic Rent first due and payable pursuant to this Sublease. If the Subtenant is in default the deposit may be applied on account of any losses damages as sustained by the Sublandlord as a result of such default.

3.       ADDITIONAL RENT

3.01 The Subtenant agrees with the Sublandlord to pay to the Sublandlord all sums which Sublandlord is required to pay to the Head Landlord pursuant to the provisions of the Head as additional rent ("Additional Rent"). Without limiting the foregoing, the Subtenant shall the Sublandlord all Costs of Operation, Tax Amounts, Utility Costs and common area costs the Sublease Term. If the Subtenant defaults in payment of any sum due to the Sublandlord this subclause 3.01 the Sublandlord shall have the same rights and remedies upon default as if sum were rent in arrears.

3.02 In addition to the services charged to the Subtenant as Additional Rent, the Subtenant agrees to pay the cost of all services used or consumed in or provided to the Premises, without limitation utilities, telephone and other services not available through the Head directly to the party supplying such services.

3.03 The Head Landlord's estimate for Costs of Operation, Tax Amounts, Utility Costs common area costs in respect of the Premises (based on normal consumption and excluding Special Services) for calendar year 1998 is $25.73 per square foot of Rentable Area. Additional Rent hereunder shall be payable, shall be subject to estimates and shall be subject to adjustments in the same manner as provided for the respective components thereof in the Lease. The Subtenant agrees to be bound by the estimates, determinations and adjustments pursuant to the terms of the Head Lease.

4.       LETTER OF CREDIT

4.01 The Subtenant shall provide Brookfield Management Services Ltd. (the "Manager"), on before the Commencement Date, with an unconditional irrevocable letter or letters of credit major Canadian Chartered Bank in an aggregate amount equal to Two Hundred Thousand ($200,000.00) in the form attached hereto as Schedule "A", as security for its obligations hereunder. The face amount of the letters of credit may, after the first nine (9) months of Sublease Term, be reduced to Fifty Thousand Dollars ($50,000.00). The term of such letter of credit shall be for a period expiring not earlier than the Termination Date. Alternatively, the Subtenant may provide for one letter of credit in the amount of $150,000.00 to have a term of at least nine (9) months from the commencement of the Sublease Term and the other letter of credit in the amount of $50,000.00 expiring not earlier than the Termination Date. The letters of credit may be called upon by the Sublandlord in the event of default by the Subtenant under the Sublease.

5.       DIRECTION TO PAY

5.01 All Basic Rent, Additional Rent and other amounts payable hereunder, shall be paid by the Subtenant to the Manager, acting as manager on behalf of the Sublandlord. This direction may be waived by or re-directed by the Manager and may be revoked by the Sublandlord.

6.       SUBTENANT'S GENERAL COVENANTS

6.01     The Subtenant covenants:

         (i) to pay Basic Rent, Additional Rent and all other amounts required to be paid by it in accordance with the terms of this Sublease;

         (ii) to observe and perform all covenants and obligations of the Subtenant under this Sublease;

         (iii) not to do or omit to do any act or thing upon the Premises which would cause a breach of any of the Sublandlord's obligations under the Head Lease;

         (iv)     to use the Premises for general office purposes; and

         (v) to perform or cause to be performed all of the covenants of the Sublandlord as tenant under the Head Lease, including the performance of the tenant's repair obligations therein but except as to rent and other monetary obligations of the Sublandlord as tenant under the Head Lease (the obligations of the Subtenant in that respect being limited to the payment of Basic Rent, Additional Rent and the cost of services for the Premises as provided in Articles 2 and 3 hereof and the payment of taxes as provided in Article 7 hereof).

7.       BUSINESS TAXES

7.01 The Subtenant shall pay all business taxes and other taxes including the Tax Amount, parliamentary or otherwise assessed, rated or imposed upon the Subtenant or the Sublandlord, other than the Sublandlord's income taxes, in respect of the Subtenant's occupancy of the Premises, or any taxes assessed against the Project which result from any alterations, fixtures, renovation, improvements or installation made or installed by the Subtenant, or on its behalf and will and well truly pay or cause to be paid all taxes, rates, levies, duties, charges, assessments and impositions whatsoever, whether parliamentary, local or otherwise, which during the Sublease Term shall at any time be rated, taxed or imposed upon the property, business or income of the Subtenant. In the event that the Subtenant is assessed as a Separate School supporter and by reason thereof the amount of the taxes payable on the Premises being increased over the amount payable as a Public School supporter, then and in such event the Subtenant covenants and agrees with the Sublandlord to pay to the Sublandlord an amount of such increase upon demand being made therefor in writing by the Sublandlord. It is understood and agreed that such increase shall be payable by the Subtenant notwithstanding the fact that at the time such demand is made, the Subtenant may have ceased to be a tenant of the Sublandlord, but such shall be payable only as it relates to the Sublease Term. In the event of the Subtenant failing to pay to the Sublandlord the amount of such increase upon demand as herein provided, then the Sublandlord shall have the same rights and remedies for collection thereof as for rent in arrears.

8.       INSURANCE

8.01 The Subtenant shall take out and keep in force during the Sublease Term such insurance in respect of the Premises as would be obtained by a prudent tenant of office premises in the Project and as shall comply with the obligations of the Sublandlord as tenant under the Head Lease and shall be subject to the same obligations and same limitations of liability with respect to damage, loss or injury as are set out in the Head Lease.

9.       COVENANTS OF THE SUBLANDLORD

9.01     The Sublandlord covenants with the Subtenant

         (i)      for quiet enjoyment;

         (ii) to observe and perform all covenants and obligations of the Sublandlord under this Sublease;

         (iii) to pay the Basic Rent and Additional Rent under the Head Lease (other than Additional Rent for which the Subtenant is responsible to pay directly to third parties (other than the Sublandlord)); and

         (iv) to enforce for the benefit of the Subtenant the obligations of the Head Landlord under the Head Lease (the obligations of the Sublandlord with respect to the covenants and obligations of the Head Landlord under the Head Lease being limited to the foregoing).

provided the Subtenant is not in default of payment of Basic Rent, Additional Rent or other amounts payable hereunder or reserved under the Head Lease.

10.      ABATEMENT AND TERMINATION

10.01 In the event of damage to or destruction of the Premises or the Project:

         (i) Basic Rent and Additional Rent in respect of the Premises shall abate if and to the extent rent and additional rent under the Head Lease abates pursuant to the terms of the Head Lease; and

         (ii) this Sublease shall terminate if either the Head Landlord or the Sublandlord as tenant under the Head Lease shall become entitled to terminate and shall terminate the Head Lease pursuant to the provisions of Section 8.4 thereof.

11.      LEASEHOLD IMPROVEMENTS

11.01 The provisions of the Head Lease with respect to the removal of Leasehold Improvements are hereby incorporated in this Sublease, the appropriate changes of reference being deemed to have been made with the intent that such provisions shall govern the relationship between the Sublandlord and the Subtenant in respect of such matters.

12.      DEFAULT, LANDLORD'S REMEDIES ON DEFAULT

12.01 The provisions of Sections 8.2 and 8.3 of the Head Lease are hereby incorporated in this Sublease, the appropriate changes of reference being deemed to have been made with the intent that such provisions shall govern the relationship between the Sublandlord and the Subtenant in respect of such matters.

13.      NOTICE

13.01 The provisions of Section 8.21 of the Head Lease shall govern the giving of notice hereunder. The addresses of the parties for the purpose of giving such notice shall be:

                  Sublandlord:      c/o Brookfield Management Services Ltd.
                                    Suite 260
                                    181 Bay Street, P.O. Box 839
                                    Toronto, Ontario
                                    M5J2T3

                                    ATTENTION: PRESIDENT, ONTARIO REGION

                  Subtenant:        at the Premises
                                    Attention:  President

14.      APPLICATION OF HEAD LEASE

14.01 Except as hereinbefore expressly provided, all terms, conditions, covenants and agreements contained in the Head Lease shall apply to and be binding upon the parties hereto and their respective successors and permitted assigns, the appropriate changes of reference being deemed to have been made with the intent that such provisions shall govern the relationship between the Sublandlord and the Subtenant in respect of such matters and all capitalized terms contained herein shall have the same meaning as contained in the Head Lease unless otherwise stated herein. The Subtenant acknowledges receipt of a copy of the Head Lease.

14.02 The Subtenant hereby acknowledges and agrees that it is not entitled to exercise any rights or options granted to the Sublandlord in the Head Lease, including without limitation any right to renew or extend the Head Lease, any rights of first refusal and tenant improvement allowances, if any and shall not be entitled to the benefit of any rights that are stated to be personal under the terms of the Head Lease.

15.      ASSIGNMENT AND SUBLETTING

15.01 The Subtenant shall not assign this Sublease or sublet or part with possession of all or part of the Premises or mortgage or encumber the Sublease without the prior written consent of the Sublandlord, which consent of the Sublandlord shall not be unreasonably withheld or delayed without the prior written consent of the Head Landlord pursuant to the provisions of the Head Lease.

16.      GOODS AND SERVICES TAX

16.01 In addition to all amounts payable by the Subtenant under this Sublease, the Subtenant sha11 pay, at the earlier of the time provided for in the applicable legislation or at the time Rent is required to be paid under this Sublease, all Goods and Services Taxes calculated on or in respect of amounts payable by the Subtenant as Rent under this Sublease and, notwithstanding that Goods and Services Taxes are not Additional Rent under this Sublease, the Sublandlord shall have same rights and remedies for the recovery of such amounts payable as Goods and Services Taxes as it has for amounts payable as Additional Rent under this Sublease.

17.      REPRESENTATIONS

17.01 There are no covenants, representations, agreements, warranties or conditions in any was relating to the subject matter of this Sublease, express or implied, collateral or otherwise, except a expressly set forth herein. This Sublease may be amended only by an agreement in writing signed by the Sublandlord and the Subtenant.

18.      PRIOR COMMITMENTS

18.01 The Subtenant represents and warrants that there are no covenants, restrictions o commitments given by the Subtenant to any other landlords, tenants in other developments, it mortgagees or any other third party which would prevent or inhibit the Subtenant from entering into this Sublease.

19.      CONFIDENTIALITY

19.01 The Subtenant agrees that the contents of this Sublease are to be kept confidential and agrees that it shall not disclose to any person, the financial or any other terms of this Sublease, except to its professional advisors, consultants and auditors, if any, and except as required by law.

20.      SUCCESSORS AND ASSIGNS

20.01 This Sublease shall be binding upon, extend to and enure to the benefit of each of the Sublandlord and the Subtenant and to each of their respective permitted successors and permitted assigns.

21.      CONDITIONS

21.01 The Sublease shall be conditional upon the Sublandlord and the Subtenant being advised by the Head Landlord, on or before the Commencement Date, that it consents to this Sublease or that its consent will be forthcoming. If such condition is not satisfied on or before the aforementioned date, then this Sublease shall be null and void and the deposit shall be returned to the Subtenant forthwith together with all interest accrued thereon and without deduction, and thereafter none of the parties hereto shall have any further obligations hereunder.

21.02 The Sublandlord's obligations under this Sublease are conditional upon the Sublandlord and Connor entering into a release and surrender of the Connor Sublease and all conditions there being satisfied, all on or before the Commencement Date. If such condition is not satisfied on or before the aforementioned date, then this Sublease shall be null and void and the deposit shall be returned to the Subtenant forthwith together with all interest accrued thereon and without deduction, and thereafter none of the parties hereto shall have any further obligations hereunder.

         IN WITNESS WHEREOF the parties hereto have executed this Sublease as of the date first above set out.

                                          EGON ZEHNDER INTERNATIONAL INC.

                                    PER:     /S/ GREG CARROTT
                                            Name:  Greg Carrott
I/We have authority                         Title:  Managing Partner
to bind the Corporation

                                    PER:                                     c/s
                                            Name:
                                            Title:

                                          IDS INTELLIGENT DETECTION SYSTEMS INC.

                                    PER:     /S/ SANJE RATNAVALE
                                            Name:  Sanje Ratnavale
I/We have authority                         Title:  COO
to bind the Corporation

                                    PER:                                     c/s
                                            Name:
                                            Title:

                                   SCHEDULE A

                            FORM OF LETTER OF CREDIT

                                                   Date:                 ,  1998

             IRREVOCABLE STANDBY LETTER OF CREDIT NO. P FOR (AMOUNT)

BENEFICIARY                                  APPLICANT

Name:    Brookfield Management Services Ltd. Name:
Address: Suite 260                           Address:
         181 Bay Street
         P.O. Box 839
         Toronto, Ontario
         M5J 2T3

         Attention:    President
                                             AMOUNT:          $200,000.00

                                             EXPIRY DATE - January 30, 2000
                                             at our counters in Toronto, Ontario

WE HEREBY ISSUE IN YOUR FAVOUR THIS IRREVOCABLE STANDBY LETTER OF CREDIT WHICH IS AVAILABLE BY PAYMENT AGAINST YOUR WRITTEN DEMAND, ADDRESSED TO __________ BANK ., TORONTO, ONTARIO, BEARING THE CLAUSE: "DRAWN UNDER STANDBY LETTER OF CREDIT NO. P T ISSUED BY ________ BANK." WHEN ACCOMPANIED BY THE FOLLOWING
DOCUMENTS:

1) Beneficiary's certification signed by an Officer or Director specifying amount claimed and stating that the amount drawn is due and payable by Applicant and that Applicant is in default of its payment obligations under a sublease dated __________, 1997 of premises located at First Canadian Place, Toronto or that such amount is owing or represents damages or losses arising as a result of a default of the Applicant's obligations under such sublease or the disclaimer or repudiation of such sublease.

2) The original of this Letter of Credit for our endorsement of any payment.

THIS LETTER OF CREDIT (AND PAYMENT HEREUNDER) WILL NOT BE RELEASED, DISCHARGED OR AFFECTED BY THE BANKRUPTCY OR INSOLVENCY OF THE APPLICANT OR BY ANY DISCLAIMER, BY ANY TRUSTEE IN BANKRUPTCY OR BY

THE APPLICANT CEASING TO EXIST (WHETHER BY WINDING-UP, FORFEITURE, CANCELLATION OR SURRENDER OF CHARTER, MERGER OR ANY OTHER CIRCUMSTANCES).

PARTIAL DRAWINGS ARE PERMITTED

PROVIDED NO WRITTEN DEMAND IS MADE BY THE BENEFICIARY IN ACCORDANCE WITH THE TERMS HEREOF PRIOR TO _______________, 1999, THE AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT WILL AUTOMATICALLY BE REDUCED TO $50,000.00 WITHOUT NOTICE BEING GIVEN TO THE BANK

EXCEPT AS OTHERWISE EXPRESSLY STATED THIS CREDIT IS ISSUED SUBJECT TO UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, ICC PUBLICATION NO. 500.

We engage to honor presentations submitted within the terms and conditions indicated above.